Exhibit 5.1

November 14, 2025

Snow Lake Resources Ltd. 30th Floor, 360 Main Street Winnipeg, Manitoba R3C 4G1

Dear Sirs/Mesdames:

RE:	Snow Lake Resources Ltd.
Registration Statement on Form F-3

We have acted as Canadian counsel to Snow Lake Resources Ltd., a corporation existing under the laws of Manitoba, Canada (the “Company”), in connection with a Shelf Registration Statement on Form F-3, including the prospectus constituting a part thereof (the “Registration Statement”), being filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the Company’s offering of up to an aggregate of USD $1,000,000,000 of any combination of the following securities (the “Securities”):

(a)	common shares in the capital of the Company (“Common Shares”);
(b)	preferred shares in the capital of the Company (“Preferred Shares”);
(c)	debt securities (“Debt Securities”);
(d)	warrants to purchase Common Shares, Preferred Shares or Debt Securities (“Warrants”);
(e)	units comprised of one or more of the Securities described above (“Units”); and
(f)	subscription receipts that entitle the holder to receive Common Shares, Preferred Shares, Debt Securities, Warrants or Units (“Subscription Receipts”).

We understand that the Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”) and supplements to the prospectus and pursuant to Rule 415 under the Securities Act.

1.	Materials Reviewed

We have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement and the Prospectus.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such public and corporate records, certificates, instruments and other documents and have considered such questions of law as we have deemed relevant and necessary as a basis for the opinions hereinafter expressed below.

2.	Assumptions and Fact Reliance

We have assumed that at all relevant times:

(a)	all information contained in all documents reviewed by us is true and correct;

(b)	the genuineness of all signatures on all documents examined by us and the legal capacity of all natural persons;

(c)	the authenticity of all documents submitted to us as originals;

(d)	the conformity to original documents of all documents submitted to us as copies, whether facsimile, electronic, photostatic, certified or otherwise, and the authenticity of the originals of such copies;

(e)	each natural person signing any document reviewed by us had the legal capacity to do so, none of which facts we have independently verified;

(f)	no order, ruling or decision of any court or regulatory or administrative body is in effect at any relevant time that restricts the issuance of the Securities;

(g)	there is no foreign law that would affect the opinion expressed herein;

(h)	at the time of the execution and delivery of any documents relating to the Securities or the offering thereof, to the extent such documents purport to constitute agreements, such documents constitute valid and binding obligations of such parties;

(i)	the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents;

(j)	the Company has the necessary corporate power and capacity to execute, deliver and perform its obligations under the terms and conditions of any purchase, underwriting or other agreement, indenture or instrument relating to the Company’s creation, authentication, issuance, sale and/or delivery of the Securities to which the Company is party (any such agreement, the “Agreement”);

(k)	the Company has the necessary corporate power and capacity to authorize, create, authenticate, validly issue, sell and deliver the Securities and perform its obligations under the terms and conditions of the Securities;

(l)	all necessary corporate action has been taken by the Company to duly authorize the execution and delivery by the Company of the Agreement and the performance of its obligations under the terms and conditions thereof;

(m)	all necessary corporate action has been taken by the Company to duly authorize, create, authenticate, sell, deliver and validly issue the Securities and to perform its obligations under the terms and conditions of the Securities, and all of the terms and conditions relevant to the execution, delivery and issuance of the Securities in the applicable Agreement have been complied with;

(n)	all necessary corporate action has been taken by the Company to duly authorize the terms of the offering of the Securities and related matters;

(o)	the Agreement (i) has been duly authorized, executed and delivered by all parties thereto and such parties had the capacity to do so; (ii) constitutes a legal, valid and binding obligation of all parties thereto; (iii) is enforceable in accordance with its terms against all parties thereto; and (iv) is governed by the laws of the Province of Manitoba;

(p)	the Securities have been duly authorized, created, authenticated, sold and delivered and validly issued by the Company and any other person signing or authenticating the Securities, as applicable;

(q)	the terms of the offering of the Securities and related matters have been duly authorized by the Company;

(r)	the Company has complied, and will comply, with Part VII of The Corporations Act (Manitoba).

(s)	the execution and delivery of the Agreement and the performance by the Company of its obligations under the terms and conditions thereunder do not and will not conflict with and do not and will not result in a breach of or default under, and do not and will not create a state of facts which, after notice or lapse of time or both, will conflict with or result in a breach of or default under any of the terms or conditions of the articles or bylaws of the Company, any resolutions of the board of directors or shareholders of the Company, any agreement or obligation of the Company, or applicable law;

(t)	the authorization, creation, authentication, sale, delivery and issuance of the Securities and the Company’s performance of its obligations under the terms and conditions of the Securities do not and will not conflict with and do not and will not result in a breach of or default under, and do not and will not create a state of facts which, after notice or lapse of time or both, will conflict with or result in a breach of or default under any of the terms or conditions of the articles or bylaws of the Company, any resolutions of the board of directors or shareholders of the Company, any agreement or obligation of the Company, or applicable law; and

(u)	the terms of the offering of the Securities and related matters do not and will not conflict with and do not and will not result in a breach of or default under, and do not and will not create a state of facts which, after notice or lapse of time or both, will conflict with or result in a breach of or default under any of the terms or conditions of the articles or bylaws of the Company, any resolutions of the board of directors or shareholders of the Company, any agreement or obligation of the Company, or applicable law.

Where our opinions expressed herein refer to any of the Securities having been issued as being “fully-paid and non-assessable”, such opinion assumes that all required consideration (in whatever form) has been paid for such shares. No opinion is expressed as to the adequacy of any consideration received.

We have no responsibility or obligation to (i) update this opinion, (ii) take into account or inform the addressee or any other person of any changes in law, facts or other developments subsequent to this date that do or may affect the opinions we express, or (iii) advise the addressee or any other person of any other change in any matter addressed in this opinion. Nor do we have any responsibility or obligation to consider the applicability or correctness of this opinion to any person other than the addressee.

3.	Applicable Laws

We are qualified to carry on the practice of law in the Province of Manitoba. The opinions expressed below are restricted to the laws of the Province of Manitoba and the laws of Canada applicable therein, in each case, in effect on the date hereof. We express no opinion with respect to the laws of any other jurisdiction.

4.	Opinions

Based upon and relying on the foregoing, and subject to the qualifications hereinafter expressed, we are of the opinion that, upon payment for the applicable Securities as provided for in the applicable Agreement and when issued, sold and delivered in accordance with such Agreement:

(a)	the Common Shares and Preferred Shares will be validly issued, fully paid and non-assessable shares in the capital of the Company; and
(b)	the Debt Securities, Warrants, Units and Subscription Receipts will be validly issued by, and will be binding obligations of, the Company.

5.	Qualifications

This opinion letter has been prepared for your use in connection with the Registration Statement and is expressed as of the date hereof. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Prospectus, the Registration Statement or the Securities.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to this firm on the cover page and under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not hereby agree that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Yours truly,

/s/ MLT Aikins LLP

MLT Aikins LLP